SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2012 (January 11, 2012)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 11, 2012, the Company expanded its senior secured credit facility by adding a $275.0 million term loan facility, which is guaranteed by certain of the Company’s subsidiaries and is secured by substantially all of the Company’s and subsidiaries’ accounts receivable and inventories.  The new term loan requires quarterly principal payments ranging from 1.25% to 3.75% of the original principal amount, through its September 30, 2016 maturity, at which time the remaining approximately $158 million will be due.  The Company intends to use the proceeds of the term loan, together with cash on hand, to fund the purchase of the $278,470,000 principal amount of the Company’s 7 3/8% Senior Notes due 2012 that were recently tendered in connection with the Company’s cash tender offer.

A copy of Amendment No. 1 to the Amended and Restated Credit Agreement, and related Annex A, is filed as Exhibit 10.44, and is incorporated herein by reference.

8.01.  Other Events.

On January 11, 2012, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Announces New Term Loan Facility.”  The full text of the press release is furnished herewith and attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits

(d )                              Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description

10.44	Amendment No. 1 to Amended and Restated Credit Agreement

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	A press release titled “Steel Dynamics Announces New Term Loan Facility.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: January 13, 2012	By:	Theresa E. Wagler
	Title:	Chief Financial Officer